                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ROBERDS, INC.
             (Exact name of registrant as specified in its charter)

             OHIO                                          31-0801335
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

      1100 EAST CENTRAL AVENUE
            DAYTON, OHIO                                   45449-1888
(Address of principal executive offices)                   (Zip code)

                 ROBERDS, INC. AMENDED 1993 STOCK INCENTIVE PLAN
                            (Full title of the plan)

      ROBERT M. WILSON, PRESIDENT                            COPIES TO:
            ROBERDS, INC.                              GLENN E. MORRICAL, ESQ.
       1100 EAST CENTRAL AVENUE                          ARTER & HADDEN LLP
       DAYTON, OHIO 45449-1888                           925 EUCLID AVENUE
(Name and address of agent for service)               1100 HUNTINGTON BUILDING
                                                       CLEVELAND, OHIO  44115
         (937) 859-5127                                    (216) 696-1100
(Telephone number, including area
   code, of agent for service)

         Pursuant to Rule 429(b), the Resale Prospectus constituting a part of this Registration Statement also relates to the following seven Registration Statements on Form S-8: Registration No. 33-73900, Registration No. 33-79182, Registration No. 33-81086, Registration No. 33-97262, Registration No. 333-19903, Registration No. 333-37829 and Registration No. 333-43977.

                         CALCULATION OF REGISTRATION FEE

============================ ======================== ===================== ====================== ========================

 TITLE OF SECURITIES TO BE   AMOUNT TO BE REGISTERED    PROPOSED MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF REGISTRATION
        REGISTERED                                       OFFERING PRICE           AGGREGATE                  FEE
                                                           PER SHARE (3)      OFFERING PRICE (3)
---------------------------- ------------------------ --------------------- ---------------------- ------------------------
 Common Shares
without par value            1,700,000 shares (1)(2)         $1.4375              $2,443,750               $679.36

============================ ======================== ===================== ====================== ========================

         (1) Additional number of shares that may be issued under the Roberds, Inc. Amended 1993 Stock Incentive Plan ( "Plan").
         (2) Pursuant to Rule 416 under the Securities Act, additional Common Shares of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices per share of the Company's Common Shares reported on the Nasdaq SmallCap Market for September 20, 1999.

                                EXPLANATORY NOTES

         This Registration Statement has been filed to register 1,700,000 additional Common Shares made available under the Roberds, Inc. Amended 1993 Stock Incentive Plan ("Plan") by reason of the amendment thereto approved effective April 30, 1999.

         Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (File No. 33-97262) relating to the Plan are incorporated herein by reference and made a part hereof, and only the items required pursuant to such instruction are included herein.

         This Registration Statement also contains a Prospectus as provided by General Instruction C to Form S-8 which relates to reoffers and resales of Common Shares of the Registrant by (i) certain of its directors who have acquired or may acquire shares pursuant to the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors ("Deferred Compensation Plan") or the Roberds, Inc. 1993 Outside Director Stock Option Plan ("Director Plan"), or (ii) certain of its directors, officers and employees who have acquired or may acquire shares pursuant to the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan ("Retirement Savings Plan"), the Roberds, Inc. Amended Employee Stock Purchase Plan ("Stock Purchase Plan") and the Plan. Registration statements on Form S-8 have been filed with the Securities and Exchange Commission relating to Common Shares issued or issuable under the Deferred Compensation Plan (File No. 333-19903), the Director Plan (33-79182), the Retirement Savings Plan (33-81086 and 333-43977), the Stock Purchase Plan (33-73900 and 333-37829), and the Plan (33-97262).

                                   PROSPECTUS


                                  ROBERDS, INC.


                             3,760,000 COMMON SHARES

                                Without Par Value



         This Prospectus relates to not more than 3,760,000 Common Shares without par value ("Common Shares") of Roberds, Inc., an Ohio corporation ("Company"), which have been or may be acquired by certain of its directors pursuant to the Roberds, Inc. Outside 1993 Director Stock Option Plan or the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors or certain of its directors, officers and employees pursuant to the Roberds, Inc. 1993 Amended Stock Incentive Plan, the Roberds, Inc. Amended Employee Stock Purchase Plan or the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan (collectively referred to in this Prospectus as the "Plans"). This Prospectus covers any offers that may be made from time to time by any or all of the security holders named herein ("Security Holders"). None of the Security Holders have indicated to the Company any present intent to sell any shares of the Company. It is anticipated that the Security Holders will offer shares for sale at prices related to prevailing market prices. The Company will receive no part of the proceeds of the sales, if any, made hereunder. All expenses of registration are being borne by the Company, but all selling and other expenses, if any, incurred by the individual Security Holders will be borne by such Security Holders.

         The Company's common shares trade on the Nasdaq SmallCap Market of the Nasdaq Stock Market under the symbol "RBDS." On September 22, 1999, the closing price of the Common Shares was $1.25.

         The Security Holders and any broker executing selling orders on behalf of any Security Holder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended ("Securities Act"), in which event commissions received by such broker may be deemed to be an underwriting commission under the Securities Act.

         SEE "CERTAIN FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY.



                                 --------------



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is September 23, 1999.

                             AVAILABLE INFORMATION


         The Company has filed a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act with the Securities and Exchange Commission ("Commission") which includes this Prospectus with respect to the Common Shares of the Company offered by Security Holders hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20459 or at its Regional Offices located at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company files reports and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Commission's public reference facilities can be obtained from the Commission by calling 1-800-SEC-0330. In addition, the Commission maintains an Internet site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

         The Common Shares trade on the SmallCap Market of the Nasdaq Stock Market, and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the attention of the Corporate Secretary, Roberds, Inc., 1100 East Central Avenue, Dayton, Ohio 45449-1888, (937) 859-5127.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of the Company previously filed with the Commission are, as of their respective dates, incorporated in this Prospectus by reference and made a part hereof:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

         3. Description of the Registrant's Common Shares contained in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-22702) filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Shares offered have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be made a part hereof from the respective date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein which has been filed with the Commission as of the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Prospectus shall be deemed to be modified or superseded by any statement contained in a document incorporated or deemed to be incorporated by reference which has been filed with the Commission after the date hereof to the extent that a statement written in such subsequently filed document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge a copy of all documents mentioned above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that is incorporated herein) to each person receiving this Prospectus (including any beneficial owner), upon the written or oral request of such person. Requests for such copies should be directed to:

                                  Roberds, Inc.
                         Attention: Corporate Secretary
                            1100 East Central Avenue
                             Dayton, Ohio 45449-1888
                            Telephone: (937) 859-5127




NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE SECURITY HOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                  THE COMPANY

         Roberds is a leading retailer of a broad range of home furnishing products, including furniture, bedding, major appliances, and consumer electronics.

         The Company was incorporated in 1971 under the laws of the State of Ohio. Its executive offices are located at 1100 East Central Avenue, Dayton, Ohio 45449-1888, and its telephone number is (937) 859-5127.


                                 CERTAIN FACTORS

         In considering matters discussed in this Prospectus, prospective purchasers of Common Shares should carefully consider certain risks associated with the Common Shares including, but not limited to, the following:


CYCLICAL NATURE OF BUSINESS
---------------------------

The market for furniture, bedding, major appliances, and consumer electronics has historically been cyclical, fluctuating significantly with general economic cycles. During economic downturns, these product lines tend to experience longer periods of recession and greater declines than the general economy. The Company believes that the industry is significantly influenced by economic conditions generally and particularly by the level of housing activity, interest rates, consumer confidence, personal discretionary spending, and credit availability. There can be no assurance that a prolonged economic downturn would not have a material adverse effect on the Company.

RELIANCE ON VENDORS AND PRODUCT LINES
-------------------------------------

Vendors provide the Company with substantial incentives in the form of discounts, volume rebates, inventory financing programs, and cooperative advertising. There can be no assurance that such vendor incentives will continue at such levels. A reduction in or discontinuance of these vendor incentives or significant delays in receiving them could have a material adverse effect on the Company. Access to certain vendors and brand names is important to the Company's continuing success. The loss of a key vendor, such as General Electric or Broyhill, could have a material adverse effect on the Company.

EXPANSION
---------

The Company's planned growth depends, in part, on its ability to expand into new markets and, to a lesser extent, its ability to open new stores within its existing market areas. There is no assurance that the Company will be able to locate favorable store sites and arrange favorable leases for new stores; open new stores in a timely manner; hire, train, and integrate employees and managers in those new stores; or that the Company will have access to sufficient financial resources to permit further expansion. Similarly, there can be no assurance that the Company can enter new markets successfully.

COMPETITION
-----------

The retail sale of furniture, bedding, major appliances, and consumer electronics products in the United States is highly competitive and, for furniture and bedding products, is highly fragmented. There are large numbers of local, regional, and national chains of department stores, specialty retailers, and mass and catalog merchandisers, as well as mail-order and internet merchandisers, competing in each of the Company's product categories and within its geographic markets. Many of these competitors are publicly held and have financial and other resources substantially greater than those of the Company. Further, many of the Company's competitors, particularly in the appliance and electronics product categories, have suffered severe financial problems. From time to time, this has caused the Company to have to compete against retailers that are liquidating merchandise or operating under the protection of the bankruptcy laws. In the major appliance and consumer electronics categories, there has been significant expansion into the Company's markets by publicly held national "superstore" chains, which has greatly increased the competitive environment in those product categories. In general, these competitive conditions have led to heavy advertising, severe price competition, and extensive use of "same-as-cash" programs. The Company expects such competition to continue.

CONTROL BY INITIAL SHAREHOLDERS
-------------------------------

Three individuals ("Initial Shareholders") owned all of the outstanding Common Shares prior to the initial public offering in

1993 ("IPO"). Two of those individuals, their spouses, and the estate of one of them continue to own 49.5 percent of the outstanding Common Shares, and may be in a position to control the outcome of all action requiring shareholder approval, including the election of the entire Board of Directors, thereby insuring their ability to control the future direction and management of the Company.

DEPENDENCE ON LEASES WITH AFFILIATED PARTIES
--------------------------------------------

The Company leases a substantial number of its properties from the Initial Shareholders or entities controlled by one or more of them.

DEPENDENCE ON SENIOR MANAGEMENT
-------------------------------

The Company's future performance depends to a significant extent upon the efforts and abilities of certain members of senior management. The loss of the services of any member of senior management could have a material adverse effect upon the Company.

SHARES ELIGIBLE FOR FUTURE SALE
-------------------------------

As of the date of this Prospectus, 6,191,762 Common Shares were outstanding. Of these shares, the 2,700,000 Common Shares sold in the IPO are eligible for sale in the public market without restriction, except for any shares purchased in the IPO by an affiliate of the Company. As noted above, the Initial Shareholders hold nearly a majority of the Common Shares, which are eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933. In addition, the Company has filed Registration Statements on Form S-8 with respect to all of the 3,000,000 Common Shares issuable under the Company's 1993 Stock Incentive Plan, all of the 10,000 Common Shares issuable pursuant to the Company's Outside Director Stock Option Plan, all of the 225,000 Common Shares issuable under the Company's Profit Sharing and Employee Retirement Savings Plan, all of the 500,000 Common Shares issuable under the Roberds, Inc. Amended Employee Stock Purchase Plan, and all of the 25,000 Common Shares issuable under the Amended and Restated Deferred Compensation Plan for Outside Directors. Sales of a substantial number of Common Shares in the public market, whether by purchasers in the IPO or Initial Shareholders, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and could impair the Company's future ability to raise capital through an offering of its equity securities.

EFFECT OF CERTAIN CHARTER AND REGULATION PROVISIONS
---------------------------------------------------

The Company's Amended Articles of Incorporation and Regulations contain provisions that may discourage acquisition bids for the Company and could limit the price that certain investors might be willing to pay in the future for Common Shares. Among such provisions are requirements for staggered terms of directors and super-majority voting requirements for certain business combinations.

OTHER FACTORS POSSIBLY AFFECTING FUTURE PERFORMANCE OF THE COMPANY
------------------------------------------------------------------

In addition to the factors identified above, future performance of the Company may be affected by the factors identified in the section headed "Forward-Looking Statements" contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and that may be identified in future filings by the Company with the SEC.

CHANGE IN LISTING OF ROBERDS' SHARES ON NASDAQ
----------------------------------------------

As described more fully in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, Nasdaq changed the listing of the Company's shares from the National Market tier of the Nasdaq Stock Market to the SmallCap Market, effective June 21, 1999. It is not yet clear what impact this change may have on trading in the Company's Common Shares or their price.

OPERATING LOSSES
----------------

The Company has lost money in each of the years 1996-98 and for the six months ended June 30, 1999. While the Company has implemented plans and a structure to turn around its performance, there can be no assurance that it will be successful in doing so.

FINANCIAL COVENANTS REQUIRE IMPROVEMENT IN RESULTS FROM OPERATIONS
------------------------------------------------------------------

In March 1999, the Company refinanced its revolving line of credit. The line of credit includes certain restrictive covenants including, among others, limitations on capital expenditures and the aggregate amount of funded debt.
The line prohibits the payment of dividends. The line also requires the maintenance of a minimum fixed-charge-coverage ratio, which becomes increasingly restrictive over time. In order to comply with this covenant, the Company must improve operations significantly during 1999 over the actual results experienced during 1998. If such improvements are not achieved, the Company will have to renegotiate the covenants in order to remain in compliance.

Several of the Company's mortgage notes payable also include restrictive covenants, including the maintenance of maximum debt to net worth ratios and a requirement to maintain a minimum of $25,000 of tangible net worth. If these covenants can not be maintained, the Company will have to renegotiate the covenants in order to remain in compliance.

The Company has no assurance that the renegotiations discussed above, if necessary, will be successful. If such renegotiations are not successful, the Company will seek alternative financing sources. While the Company believes that such financing can be obtained, there can be no assurance that it can be obtained at all, or that it can be obtained on terms or at rates comparable to those in the existing agreement or acceptable to the Company.

LABOR RELATIONS
---------------

On May 15, 1999, a majority of the commissioned sales associates in the Company's Ohio region voted to be represented by the United Food and Commercial Workers, Local 1099. Bargaining has commenced, but it is not clear what changes, if any, may be made to the Company's work practices, compensation arrangements, or benefits programs as the result of such bargaining.

                              PLAN OF DISTRIBUTION


         The following table sets forth at August 31, 1999, the names of the Security Holders, relevant information regarding the relationship of the Security Holders to the Company, the number of Common Shares beneficially owned by each of them (including all shares that may be acquired upon exercise of options or stock appreciation rights whether or not currently exercisable or exercisable within 60 days), the number of shares covered by this Prospectus and the number and percentage of shares held assuming all shares covered by the Prospectus were sold.


                                                        TOTAL                           NUMBER OF         PERCENTAGE
                                                        NUMBER OF                       SHARES HELD       OWNERSHIP
                                                        SHARES          NUMBER OF       ASSUMING          ASSUMING
                                                        BENEFICIALLY    SHARES          SALE OF           SALE OF
                                                        OWNED           COVERED         SHARES COVERED    SHARES COVERED
NAME AND ADDRESS OF                                     INCLUDING       BY THIS         BY THIS           BY THIS
BENEFICIAL OWNER              TITLE                     OPTIONS(1)      PROSPECTUS(1)   PROSPECTUS(2)     PROSPECTUS(2)
----------------              -----                     ----------      -------------   -------------     -------------

Donald C. Wright              Chairman                  1,495,670                        1,495,670          22.2
433 Windsor Park Drive
Dayton, Ohio 45459

Deborah A. Fletcher                                     1,324,401                        1,324,401          19.7
1110 East Central Avenue
Dayton, Ohio 45449

Howard W. Smith               Director                    176,627                          176,627           2.6
P.O. Box 390
Gray Hawk, Kentucky 40434

Billy D. Benton               Executive Vice President-   154,355        144,355            10,000             *
                              General Merchandise
                              Manager

Melvin H. Baskin              Chief Executive Officer     100,000        100,000                               *

Robert M. Wilson              President, Chief             66,230         65,230             1,000             *
                              Administrative Officer,
                              General Counsel,
                              Secretary, Director

James F. Robeson              Vice Chairman                44,509         41,009             3,500             *
5120 Bonham Road
Oxford, Ohio 45056

Michael Van Autreve           Vice President-              43,770         43,770                               *
                              Bedding

R. Brian Good                 Senior Vice President-       41,200         25,000            16,200             *
                              Stores



                                                       TOTAL                           NUMBER OF        PERCENTAGE
                                                       NUMBER OF                       SHARES HELD      OWNERSHIP
                                                       SHARES          NUMBER OF       ASSUMING         ASSUMING
                                                       BENEFICIALLY    SHARES          SALE OF          SALE OF
                                                       OWNED           COVERED         SHARES COVERED   SHARES COVERED
NAME AND ADDRESS OF                                    INCLUDING       BY THIS         BY THIS          BY THIS
BENEFICIAL OWNER           TITLE                       OPTIONS(1)      PROSPECTUS(1)   PROSPECTUS(2)    PROSPECTUS(2)
----------------           -----                       ----------      -------------   -------------    -------------

Charles H. Palko           Vice President -               30,000        30,000                               *
                           Appliances and
                           Electronics

M. Scott Taylor            Vice President-                20,000        20,000                               *
                           Human Resources

Michael A. Bruns           Vice President,                17,729        17,729                               *
                           Controller, Chief
                           Accounting Officer

Wayne P. McCollum          Chief Information Officer      17,500        16,500              1,000            *

Wayne B. Hawkins           Treasurer,                     17,318        17,318                               *
                           Assistant Secretary

Gearry Davenport           Chief Financial Officer        15,500        15,500                               *

Gilbert P. Williamson      Director                       13,864        13,864                               *
2320 Kettering Tower
Dayton, Ohio 45423

Steven Dominguez           Vice President-                12,500        12,500                               *
                           Visual Merchandising

Sandra J. Jackson          Vice President-Marketing       12,500        12,500                               *


Jonathan W. House          Vice President-Warehousing,    10,000        10,000                               *
                           Distribution and Logistics

Theodore D. Palmer         Vice President-Store           10,000        10,000                               *
                           Operations and Control

Jerry L. Kirby             Director                        3,500         2,000              1,500            *
One Fifth/Third Centre
Dayton, Ohio 45402




Unless indicated otherwise, the business address of all the individuals listed above is 1100 East Central Avenue, Dayton, Ohio 45449-1888.
----------------

           * Less than one percent

          (1) Includes (a) all Common Shares that may be acquired upon exercise of options outstanding at the date of this Prospectus, whether or not currently exercisable or exercisable within 60 days and (b) all Common Shares vested for the benefit of the named persons under the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan, the Roberds, Inc. Employee Stock Purchase Plan, the Roberds, Inc. 1993 Stock Incentive Plan or the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors. Excludes Common Shares covered by this Prospectus as to which the number is not determinable because such Common Shares may be acquired in the future under one or more of the plans.

          (2) Assumes all Common Shares acquired by such persons covered by this Prospectus have been sold. None of the Security Holders have indicated any present intent to sell any shares of the Company.

    The preceding table may be amended or supplemented from time to time to reflect changes in the persons included as Security Holders and changes in other information presented. Inclusion in the table as a Security Holder above is not any admission that the person so named is an "executive officer" or affiliate of the Company within the meaning of Rule 405 under the Securities Act.

    The Security Holders may make private sales of the Common Shares from time to time directly or through a broker or brokers. In connection with any sales, the Security Holders and any brokers participating in such sale may be deemed to be "underwriters" within the meaning of the Act. Security Holders may sell shares in public or private transactions at negotiated prices or market prices either directly or through a broker or brokers.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Section 1701.13 of the Ohio Revised Code provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit because such person was or is a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation or entity. In the event that any director or officer succeeds on the merits in any action, indemnification is required. Such indemnification includes attorneys fees, actually and reasonably incurred by such a person in connection with the defense or settlement of any such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with regard to criminal actions, the director or officer had no reason to believe his conduct was unlawful. In the context of a derivative suit by or in the right of a corporation, a corporation may indemnify a director or officer if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and such director or officer is not adjudged to be liable for negligence or misconduct to the corporation, or the action or lawsuit is not brought under provisions of the Ohio General Corporation Law pertaining to unlawful loans, dividends or distributions of assets.

    Directors only are entitled to advancement of costs incurred in defending any suit or derivative action, provided that any such action does not arise under the provisions of the Ohio General Corporation Law pertaining to unlawful loans, dividends, or distributions of assets. In order to receive mandatory advancement, a director must first agree to cooperate with the corporation and repay the amount advanced if it is proven by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or reckless disregard for the corporation's best interests.

    The indemnification provided pursuant to the Ohio General Corporation Law is not exclusive and is in addition to any further indemnification provided pursuant to a corporation's code of regulations, any other agreement or otherwise.

    Article VI of the Company's Amended Code of Regulations provides that the Registrant shall provide indemnity to the fullest extent authorized by law, including the provisions of the Ohio General Corporation Law. In addition, the Amended Code of Regulations entitles officers to advancement of costs incurred in defending any suit or derivative action. In connection with actions initiated by any director or officer seeking indemnity, indemnification will be provided only if the action, suit or proceeding initiated by such person was authorized by the board of directors. All indemnification rights provided by the Amended Code of Regulations are deemed contract rights pursuant to which any such person entitled to indemnification may bring suit as if the provisions of the Amended Code of Regulations were set forth in a separate written contract between the Company and any director or officer.

    The Company maintains an insurance policy covering its directors and officers for alleged wrongful acts or omissions within the scope of their duties subject to certain exclusions and deductibles. The cost of that policy is borne by the Company.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   SIGNATURES

 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on September 23, 1999.

                                            ROBERDS, INC.


                                            By: /s/ Robert M. Wilson
                                              -------------------------
                                                Robert M. Wilson
                                                President and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 1999.


    SIGNATURE                                         TITLE
    ---------                                         -----
       *                                  Chief Executive Officer, Director
-------------------------
Melvin H. Baskin

/s/ Robert M. Wilson                      Director, President, and
-------------------------                 Chief Administrative Officer
Robert M. Wilson

       *                                  Chief Financial Officer (Principal Financial Officer)
-------------------------
Gearry Davenport

       *                                  Vice President, Controller and Chief Accounting
-------------------------                 Officer (Principal Accounting Officer)
Michael A. Bruns

       *                                  Vice Chairman of the Board of Directors
-------------------------
James F. Robeson

       *                                  Director
-------------------------
Jerry L. Kirby

       *                                  Director
-------------------------
Gilbert P. Williamson

       *                                  Director
-------------------------
Howard W. Smith

       *                                  Chairman of the Board of Directors
-------------------------
Donald C. Wright


*By: /s/ Robert M. Wilson
    ---------------------------
     Robert M. Wilson
     Attorney-in-Fact
     pursuant to powers of attorney filed herewith

                                  EXHIBIT INDEX
                                  -------------



NUMBER                       DESCRIPTION OF DOCUMENT
------                       -----------------------

5.1                 Opinion of Arter & Hadden LLP.

23.1                Independent Auditors' Consent.

23.2                Consent of Arter & Hadden LLP (Included in Exhibit 5.1).

24                  Powers of Attorney.

99.1                Roberds, Inc. Amended 1993 Stock Incentive Plan, as amended April 30, 1999
